UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SEVEN ARTS ENTERTAINMENT INC.
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SEVEN ARTS ENTERTAINMENT INC.
_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL [  ], 2012
_____________________________

To the Stockholders of Seven Arts Entertainment Inc.:

Notice is hereby given that the annual meeting of the stockholders of Seven Arts Entertainment Inc. (“Company”) will be held on [     ], April [  ], 2012 at 9:00 a.m., local time, at Company’s principal offices at 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, for the following purposes:

1.
Election of Directors.  To elect seven directors, one of which will serve until the 2013 annual meeting of stockholders, three of which will serve until the 2014 annual meeting of stockholders, and three of which will serve until the 2015 annual meeting of stockholders.

2.	Ratification of Auditors. To ratify the appointment of The Hall Group, CPAs, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

3.
Amendment to Articles.  To approve an amendment to our Amended Articles of Incorporation to increase the number of shares of capital stock authorized for issuance from 50,000,000 shares to 250,000,000 shares.

4.
Potential Reverse Split of Shares.  To authorize the Board of Directors to implement a reverse split of the Company’s shares of common stock in a ratio of between 1:3 to 1:5 as determined by the Board of Directors.

5.
Authorize the Potential Issuance of Up To 15,000,000 Shares of Common Stock Below the Greater of a Share of Common Stock’s Book Value or Market Value at Time of Issuance.   To authorize the Board of Directors to issue up to 15,000,000 shares of Common Stock below the greater of each share’s book value or market value on the date of issuance.

6.	2012 Stock Incentive Plan. To approve the Company’s 2012 Stock Incentive Plan, as adopted by the Board of Directors.

7.	Other Business. To transact such other business as may properly come before the annual meeting of stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our board of directors has fixed the close of business on March [  ], 2012 as the record date for determining the stockholders entitled to notice of and to vote at this annual meeting of stockholders and at any adjournment thereof.

We have decided to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery.  Whether or not you expect to attend the annual meeting of stockholders in person, it is important that your shares are represented.  Please vote as soon as possible.

By Order of the Board,

Peter M. Hoffman

Chief Executive Officer

Los Angeles, California

March __, 2012

SEVEN ARTS ENTERTAINMENT INC.

8439 SUNSET BLVD., SUITE 402

WEST HOLLYWOOD, CA 90069
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PROXY STATEMENT
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GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished to stockholders of Seven Arts Entertainment Inc., a Nevada corporation (the “Company”), in connection with our solicitation of proxies for use in voting at our annual meeting of stockholders (the “Annual Meeting”) to be held on [          ], April [  ], 2012 at 9:00 a.m., local time, at 8439 Sunset Blvd., Suite 402, West Hollywood, CA 90069 or at any adjournment thereof.  The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice relating to the Annual Meeting.  Our board of directors (the “Board”) is not currently aware of any other matters that will come before the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed set of the proxy materials.  Instructions regarding how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about March [  ], 2012.  On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice (http://www.proxyease.com/sevenarts/2012)   Such materials will remain available on that website for twelve months subsequent to the conclusion of the Annual Meeting.

Our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by us.

Voting and Proxy Revocability

If you are a stockholder of record, you may vote in person at the Annual Meeting.  We will give you a ballot when you arrive.  If you are a record stockholder, but you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy.  You can vote by proxy over the Internet by following the instructions provided in the Notice.  If you are a beneficial owner of shares held in street name, follow the voting instructions provided in the Notice and in any correspondence from the record stockholder.

You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.  If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card.  If no specifications are given, your shares will be voted in favor of Proposals No. 1, No. 2, No. 3, No. 4, No. 5 and No. 6 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

 Record Date and Voting Rights

Only stockholders of record at the close of business on March [  ], 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  On March [  ], 2012, there were [           ] shares of our common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting.  On March [  ], 2012, there were outstanding [         ] shares of our Series A Preferred Stock and [         ] shares of our Series B Preferred Stock outstanding, which represent in total [           ] votes on each of the matters to be presented at the Annual Meeting.

A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner.  If there is a quorum:

●  the seven director nominees who receive the highest number of affirmative votes cast will be elected for the terms specified,
●  upon the approving vote of a majority of the votes cast, the Board’s appointment of The Hall Group, CPAs will be ratified,
●  upon the approving vote of a majority of the votes cast, the amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 50,000,000 to 250,000,000 will be approved,
●  upon the approving vote of a majority of the votes cast, the Board will be authorized to implement a reverse split of the shares of common stock in a ratio of between 1:3 to 1:5 as determined by the Board,
●  upon the approving vote of a majority of the votes cast, the Board will be authorized to issue up to 15,000,000 shares of common stock below the greater of a share of common stock’s book value or market value at the time of issuance,
●  upon the approving vote of a majority of the votes cast, the 2012 Stock  Incentive Plan, as adopted by the Board, will be approved.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors or the amendment to our amended articles of incorporation.  Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

 Stockholder Proposals

All stockholder proposals which are intended to be presented at the 2013 annual meeting must be received by the Company no later than January 15, 2013 for inclusion in the Board’s proxy statement and on the proxy card relating to the 2013 annual meeting.

A stockholder proposal that will not appear in the proxy statement may be considered at a meeting of stockholders only if the Company has received timely notice of the proposal.  In order to be timely, for the 2013 annual meeting, the Company must receive notice of the proposal no later than January 15, 2013.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Under our amended articles of incorporation, the Board has the authority to fix the number of directors, provided that the Board must have between five and nine members.  The Board has set the number of directors at nine members, two of which members have not been appointed by the Board and when appointed will serve until the 2013 annual meeting of stockholders.  Unless otherwise specified, your proxy will be voted in favor of the persons named below to serve for the term specified and until their successors shall have been duly qualified and elected.  In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee.  All nominees have consented to be named and have indicated their intent to serve if elected.  The Board has no reason to believe that any of the nominees will be unable to serve

Below is biographical and other information about each nominee for election as a director.  Following each nominee’s biographical information is information concerning the particular experience, qualifications, attributes and/or skills that led the Board to determine that each nominee should serve as a director.

The Board’s director nominees are listed below

Name	Position	Age	Date First Elected Or Appointed1	Date of Expiration Of Proposed Term2
Hubert Gibbs	Chairman, Director	52	April 9, 2010	June 30, 2015
Peter Hoffman	CEO, Director	62	September 2, 2004	June 30, 2015
Katrin Hoffman	COO, Director	34	February 26, 2008	June 30, 2015
Anthony Hickox	Director	44	October 15, 2007	June 30, 2013
Elaine New	Director	51	January 11, 2007	June 30, 2014
Daniel Reardon	Director	51	November 1, 2010	June 30, 2014
Robert Kaiser	Director	57	September 1, 2011	June 30, 2014
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1 Includes service with the Company’s listing predecessor, Seven Arts Pictures Plc.

2 The term of each director would otherwise expire on June 20, 2012.

No director and/or senior management had been the subject of any order, judgment, or decree of any governmental agency or administrator or of any court or competent jurisdiction, revoking or suspending for cause any license, permit or other authority of such person or of any corporation of which he or she is a director and/or senior management, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he or she is an officer or director from engaging in or continuing any conduct/practice/employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business or of theft or of any felony.

The experience and qualifications of the directors and senior management for at a minimum the last five years are as follows:

Hubert Gibbs

The Honorable Hubert Gibbs has been our Chairman and one of our directors since April 9, 2010.  After graduating from Oxford University in 1981, Mr. Gibbs started his career as an editor, reader and translator at Quartet Books UK.  Subsequently he worked as a stock market analyst with Banque Bruxelles Lambert and then as an independent communications entrepreneur responsible for starting up various companies including Instlang.com which was sold to market leader SDL in 1999.  Most recently Mr. Gibbs has been involved in financing and producing independent films, including As Good as Dead, and The Killing Jar.  Mr. Gibbs managed the family estate, Tyntesfield until it was taken over by the National Trust in 2002.

Peter Hoffman

Peter Hoffman has been our Chief Executive Officer and one of our directors since September 2004 and is also our founder.  Mr. Hoffman took over as Chairman on December 31, 2009 following the death of previous chairman Anthony Bryan but resigned that position on election of Hubert Gibbs as Chairman.  Under Mr. Hoffman’s direction, we and our predecessors have produced and or distributed over thirty features since our inception including: Johnny Mnemonic, Never Talk To Strangers, 9 ½ Weeks II and Shattered Image.  As our CEO, his responsibilities include, among others, the selection and production of motion pictures, strategic planning, business development, operations, financial administration, accounting, and reporting to the Board of Directors.  Mr. Hoffman was previously President and CEO of Carolco Pictures.  He was directly involved at Carolco in the production of a large slate of independent motion pictures, including Terminator 2, Basic Instinct, Total Recall, and Rambo III.  Mr. Hoffman is a graduate of the Yale Law School and has participated as a lawyer and executive in numerous financial and tax-preferred financings for more than twenty-five years.  Mr. Hoffman is the father of Kate Hoffman, our Chief Operating Officer and our Executive Director.

Katrin Hoffman

Kate Hoffman has been our Chief Operating Officer and a director since February 2008.  As our COO, her responsibilities include supervising the production of motion pictures and licensing and delivering our motion pictures to third parties.  She began her career at the age of 17 as an intern for Hollywood casting directors, Mary Vernieu and Risa Gramon-Garcia.  Ms. Hoffman then worked for film agent Mort Viner at International Creative Management until his retirement when she joined our predecessors in 1998.  She has managed the development, production and delivery of films including The Believer, No Good Deed, Stander, and Asylum.  In addition to her production responsibilities, Ms. Hoffman is responsible for international distribution, acquisitions and film financing.  Ms. Hoffman is the daughter of Peter Hoffman, our Chief Executive Officer and a Director.

Anthony Hickox

Anthony Hickox has been a director since October 2007.  He is a film director, writer and producer.  Mr. Hickox wrote and directed his first film, Waxworks at the age of 21.  Mr. Hickox was involved in the production of or direction of Sundown, Warlock: Armageddon; Children of the Corn, Turn of the Screw; Carnival of Souls, and Hellraiser 3: Hell on Earth.

Elaine New

Elaine New has been an executive director since January 2007 and was our Chief Financial Officer from January 2007 until July 31, 2009 and from August 1, 2010 until the present.  She is Cambridge University educated and is a Price Waterhouse (London) qualified Chartered Accountant.  Elaine has been in the media industry for the last ten years previously as Finance Director of Metrodome Group Plc, a UK film distributor.  Ms. New was previously engaged as Financial Controller of Harrods International, helping to establish an airport retailing arm, and as Commercial Director of Outfit, a new division of Sears Womenswear Ltd that she helped to create in the latter part of the 1990s.  Ms. New was on the Executive Committee of The Quoted Companies Alliance for almost three years helping represent small to mid-cap companies listed both on AIM and the main list of The London Stock Exchange.

Daniel Reardon

Daniel Reardon has been a director since November, 2010.  Dan Reardon is a highly successful entrepreneur with a strong legal background and a broad range of experience in entertainment and finance.  His activities have included arranging public and private financings, initial public offerings, mergers and acquisitions and other business consulting including positions with The Albert Corporation, where he presided over the acquisition, financing, development and sales of hundreds of condominium units in the Boston area.  He is a founding shareholder of four successful public companies in a variety of industries ranging from mining to biotechnology Pan Africa Mining Corp. and Sacre-Coeur Minerals Ltd.  Both are Canadian companies traded on the TSX Venture Exchange (Toronto).  Mr. Reardon has an extensive background in real estate tax incentive financing programs.  He developed and structured tax incentive programs for owners of historic properties for the Architectural Trust in Washington, DC.  Mr. Reardon administers several hundred million of incentives annually through the Federal Preservation Tax Incentive Program.  His knowledge and expertise of tax incentive programs has been presented before the US Congress to discuss tax incentives and their economic benefits.  He also served as CFO for Concrete Film Ventures, which financed several independent, feature film projects, raised venture capital through limited partnerships, and secured substantial lines of credit from media banks successfully using off balance sheet receivable Presale and Gap financing on the following feature films: LEGACY starring David Hasselhoff, MY BROTHER THE PIG starring Scarlet Johansson and Eva Mendes, THE PAVILION starring Richard Chamberlain, and CHANGING HEARTS starring Faye Dunaway.  Currently Dan is Executive Producing LUNATIC AT LARGE an original story by Stanley Kubrick based on a treatment by Jim Thompson Starring Scarlett Johansson and Sam Rockwell.

Robert Kaiser

Robert Kaiser has been a director since September, 2011.  He is currently and has been since 2007, Chairman and Chief Executive Officer of CLST Holdings, the remaining public company of Cellstar Inc. whose assets were sold in 2007.  Mr. Kaiser held several executive positions, including chairman and chief executive officer of Cellstar from 2002 to 2007, an international logistics and distribution company in the communication industry with sales in excess of $2 billion.  Mr. Kaiser was formerly the Chief Executive Officer of Mobile Star and SkyTel/Worldcom from 1996 to 2001.  Mr. Kaiser was also the Chief Financial Officer of Southwestern Bell Mobile Systems from 1986-1996.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors for the term specified.  Only votes cast for a nominee will be counted, except that your proxy will be voted for all nominees in the absence of instruction to the contrary.  Abstentions, broker non-votes and instructions to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.
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Our Board recommends a vote for each named nominee.
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Board Leadership Structure and the Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board also recognizes that depending on the circumstances, other leadership models may be appropriate, and that no single leadership model is right for all companies and at all times.  Accordingly, the Board periodically reviews its leadership structure.

The Board oversees and guides the Company’s management and its business affairs.  Committees assist the Board in discharging its responsibilities on issues that benefit from consideration by a smaller, more focused subset of directors.  All committee members are elected by and serve at the pleasure of the Board.  The Board currently combines the role of Chairman of the Board with the role of chief executive officer.  The Board believes this provides an efficient and effective leadership model for the Company.  Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  The Board does not have a lead independent director at this time.

The Board’s role in the Company’s risk oversight process includes regular reviews of information from senior management regarding the areas of material risk to the Company.  The oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks.  The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The audit committee oversees management of financial and information technology risks.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks.  The full Board also manages additional risks, including those associated with corporate governance, independence of Board members and potential conflicts of interest.

Board Committees and Meetings

Our Board has met 4 times since September 1, 2011, the date on which we succeeded our reporting predecessor, Seven Arts Pictures Plc.  Our Board has an audit committee, a compensation committee, and a nomination committee.

We do not have a policy regarding Board members’ attendance at annual meetings.

Our current Board committee members are listed below.

Hubert Gibbs	Independent Chairman

Peter Hoffman	Chief Executive Officer

Elaine New	Chief Financial Officer

Katrin Hoffman	Chief Operating Officer

Dan Reardon	Independent Director

Anthony Hickox	Independent Director

Robert Kaiser	Independent Director

We have an Audit Committee, which recommends to the Board of Directors the engagement of our independent registered public accounting firm and reviews with such firm the scope and results of our audits, our internal accounting controls, and the professional services furnished by our independent registered public accounting firm.

The current members of the Audit Committee are Mr. Robert Kaiser (Chair), Mr. Gibbs and Mr. Reardon.  The Audit Committee did not meet separately in the fiscal period of our reporting predecessor, Seven Arts Pictures Plc, ended June 30, 2011, but will meet separately with our independent registered public accounting firm to review the year-end financial statements and the audit process.

Our Compensation Committee (Mr. Gibbs, Mr. Hickox and Mr. Reardon) and Nominating Committee (Mr. Gibbs, Mr. Hickox and Mr. Reardon) are made up of three of our independent directors.

All Committees of the Board are organized pursuant to resolutions of the Board of Directors.  The terms of reference of each committee are based on the subject matter jurisdiction of each Committee.  The Compensation Committee reviews and approves all employee compensation and bonuses.  The Nomination Committee proposes candidates for election to our Board of Directors.

All meetings of each Committee are on an ad-hoc basis, decisions are made by majority vote and all decisions are reported to the full Board of Directors for approval.

Audit Committee

The audit committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent registered public accounting firm to be retained; oversees the independence of the independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance; consults with the independent registered public accounting firm and discusses with senior management the scope and quality of controls; and reviews and considers the cooperation received by the independent registered public accounting firm during their audit examination and quarterly reviews. The Board has adopted a written audit committee charter that requires at least semi-annual meetings.  The charter is included as Appendix A to this proxy statement.  The audit committee has met once since September 1, 2011, the date on which we succeeded our listing predecessor, Seven Arts Pictures Plc to discuss the results of the year-end June 30, 2011 audit..

Compensation Committee

The compensation committee has the primary authority to determine our compensation philosophy and to make recommendations regarding compensation for our executive officers.  The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under our 2012 Stock Incentive Plan (the “2012 Plan”) and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

The compensation committee has recommended to the Board, and the Board has implemented, compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders.  We rely heavily on incentive, including equity, compensation to attract, retain, motivate and reward executive officers.  Historically, annual base salaries have been set at the time of hire and are subject to adjustment.  Initial base salaries are recommended by the Chief Executive Officer to the compensation committee.  After review, the compensation committee recommends to the full Board the compensation package as part of the overall Board consideration of the full employment package offered to the prospective officer.  The compensation package is based on the amount deemed necessary to attract and retain the services of the executive officer candidate.  Incentive compensation is variable and tied to corporate and individual performance.  The incentive compensation program is designed to provide incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth.  The incentive compensation program is reviewed at least annually to ensure it meets our current strategies and needs.  The Chief Executive Officer aids the compensation committee by providing input regarding the annual compensation of all executive officers, other than himself.  The performance of our Chief Executive Officer is reviewed annually by the compensation committee.

The Board has not adopted a written compensation committee charter.  The compensation committee had several informal discussions since September 1, 2011, the date on which we succeeded our listing predecessor, Seven Arts Pictures Plc.

Nominations Committee

Director nominees to our Board are recommended to the full Board by the nomination committee.  The Board, as a whole, then approves or rejects such director nominees.

The identification of director nominees may occur in various ways, including through recommendation by our directors, management and stockholders.  Although there are no specific minimum qualifications applicable to director nominees, in recommending director nominees, the independent directors evaluate the qualifications of identified director nominees in light of the skills, experience, perspective and background required for the effective functioning of our Board.  While there is no formal policy with respect to diversity, the Board does consider such issues as diversity of education, professional experience, differences of viewpoints and skills when assessing individual director nominees.  Nominations must also comply with the rules relating to stockholder proposals, as described under “Stockholder Proposals” above.  All director nominee recommendations and the subsequent nomination process are evaluated using the same guidelines described above.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, based on the recommendation of the audit committee, has selected The Hall Group, CPAs as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 and recommends that the stockholders ratify such selection.  Although not required, we believe that it is good corporate practice to request stockholder ratification of the Board’s appointment of our independent registered public accounting firm.  In the event that a majority of the shares are not voted in favor of ratification, the audit committee will reconsider its selection.  Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of The Hall Group, CPAs’ appointment as our independent registered public accounting firm for the fiscal year ending June 30, 2012.  A representative of The Hall Group, CPAs is expected to be present telephonically at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

Services Provided by Our Independent Registered Public Accounting Firm

The Hall Group, CPAs serves as our independent registered public accounting firm for the fiscal year ending June 30, 2012, and acted in such capacity for the fiscal years for our listing predecessor Seven Arts Pictures Plc for the fiscal years ended June 30, 2011 and 2010.  Aggregate fees for professional services rendered for the Company (and its listing predecessor, Seven Arts Pictures Plc) for the fiscal years ended June 30, 2010 and 2011 were as follows:

	Fiscal Year Ended June 30, 2010	Fiscal Year Ended June 30, 2011
Audit Fees	$228,558	$149,978
Audit-Related Fees	-	-
Tax Fees	-	45,880
All Other Fees		222,317
TOTAL	$228,558	$418,175

Audit Fees

 Audit fees were for professional services rendered for the audits of financial statements and for the review of financial statements of our listing predecessor, Seven Arts Pictures Plc included in certain periodic reports on Forms 6-K and 20-F regarding the 2010 and 2011 fiscal years.  The charges for the 2010 fiscal year  relate to the previous auditor, RBSM LLP.  The tax fees and other fees for the 2011 fiscal year were paid to UK accounting firms and the previous auditors RBSM LLC and Kabani & Company, Inc. (2010 interim review), and audit fees of $149,978 were paid to The Hall Group, CPAs.

Audit-Related Fees

During the 2010 and 2011 fiscal years, The Hall Group, CPAs did not provide any assurance and related services that are reasonably related to the performance of the audit or review of financial statements that are not reported under the caption “Audit Fees” above.  Therefore, there were no audit-related fees billed or paid during those fiscal years.

Tax Fees

As The Hall Group, CPAs did not provide any services to the Company for tax compliance, tax advice and tax planning during the fiscal years ended June 30, 2010 and 2011, all  tax fees were billed or paid during those fiscal years to other tax agents..

All Other Fees

The Hall Group, CPAs did not provide any other products or services during the 2010 and 2011 fiscal years.  All other fees were paid to our previous US auditors or UK accountants during those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has certain policies and procedures in place requiring the pre-approval of audit and non-audit services to be performed by our independent registered public accounting firm.  Such pre-approval can be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis.  The approved non-audit services must be disclosed in our periodic reports filed with the SEC.  Our independent registered public accounting firm cannot be retained to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation; (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iii) actuarial services; and (iv) internal audit outsourcing services.  All work performed by The Hall Group, CPAs for 2010 and 2011 was pre-approved by our audit committee as was the work carried out by our previous independent registered public accounting firms.
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Our Board recommends a vote FOR the ratification of the appointment of
The Hall Group, CPAs to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2012.
____________________________

PROPOSAL NO. 3 – ADOPTION OF AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK

Our Board is proposing for stockholder approval an amendment to our amended articles of incorporation to increase the number of authorized shares of capital stock from 50,000,000 shares to 250,000,000 shares.

The proposed amendment was adopted, subject to stockholder approval, by our Board on February 20, 2012, in the form set forth in Appendix B to this proxy statement (the “Share Increase Amendment”).  Our amended articles of incorporation currently authorize 50,000,000 shares of capital stock for issuance.  Under the proposed amendment, the authorized shares of capital stock would be increased from 50,000,000 shares to 250,000,000 shares of capital stock.  As of February 20, 2012:

●	30,886,342 shares of common stock were issued and outstanding,

●	8,296,214 shares of common stock were reserved for issuance upon the exercise of stock options and warrants granted by us.

●	125,125 shares of Series A preferred stock, 0 shares of Series B preferred stock were issued and outstanding, and convertible into 8,336,846 shares of common stock.

Purpose of Amendment

The Board believes that it is advisable and in our best interests and those of our stockholders to have available additional authorized but unissued shares of common stock in order to maintain our flexibility to use such shares for business and/or financing purposes in the future.  The newly authorized shares of capital stock, if and when issued and designated as common shares, will have the same rights and privileges as the shares of common stock currently authorized, issued and outstanding.

●	Raising capital,

●	Expanding our business through acquisitions and other strategic transactions,

●	Paying stock dividends or effecting stock splits,

●	Providing equity incentives to employees, officers and directors, and

●	Other general corporate purposes.

We have issued or agreed to issue convertible securities which would, if converted, require issuance of 16,363,636 shares of common stock which is more than the current authorized capital stock under our Amended Articles of Incorporation.

Like the currently authorized but unissued shares of our common stock, any additional shares of common stock authorized by this proposal would be available for issuance without further action by our stockholders, unless further action is required by law.  The authorization of additional shares of common stock will enable us, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of our stockholders.

Possible Effects of Increasing Our Authorized Capital Stock

The additional shares of capital stock, if issued and designated as common shares, would have the same rights and privileges as the shares of common stock currently authorized, issued, and outstanding.  Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means.  In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Resolution Adopting the Proposed Amendment

The following resolution, which will be presented at the Annual Meeting, will adopt the proposed amendment to our amended articles of incorporation to increase our authorized shares of capital stock:

RESOLVED, that Article III of the Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

Article IV

The aggregate number of shares which the corporation shall have the authority to issue is 250,000,000 shares of stock at $0.01 par value.

The proposed increase in the authorized shares of capital stock would become effective immediately upon the filing of the Share Increase Amendment with the office of the Secretary of State of the State of Nevada.  We expect to file the share Increase Amendment with the Secretary of State of the State of Nevada promptly upon approval by our stockholders.  However, the Board reserves its right to elect to abandon the share Increase Amendment if it determines, in its sole discretion, that this proposal is no longer in our best interests or those of our stockholders.
____________________________

Our Board recommends a vote FOR approval of the amendment of our amended articles of incorporation to increase the number of authorized shares of our capital stock from 50,000,000 shares to 250,000,000 shares.
____________________________

PROPOSAL NO. 4 – AUTHORIZE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK IN A RATIO OF BETWEEN 1:3 AND 1:5

Our Board is proposing for stockholder approval a resolution set forth below to authorize the Board in its discretion to implement a reverse split of our common shares in a ratio of between 1:3 and 1:5 as determined by the Board.

Purpose of the Resolution:  The Company’s common stock is listed on NASDAQ Capital Markets (“NASDAQ CM”) and (including the ordinary shares of our listing predecessor, Seven Arts Pictures Plc) has been since February, 2009.  While the Company meets all other requirements of NASDAQ CM for continued listing, the common shares of the Company from time to time due to market conditions, short selling and other trading strategies or factors unknown to the Company have failed to meet the listing requirement of NASDAQ C that the closing bid price of the Company’s common stock remain over $1 for at least ten trading days (“$1 Rule”).  The Company’s common stock currently is trading at less than $1 and through extensions obtained from NASDAQ, has until [September [    ], 2012] to meet the $1 Rule.  Management believes that the Company should meet the requirement of the $1 Rule by this date, but the Board seeks authority to implement a reverse split of the Company’s common stock if necessary to comply with the $1 Rule in this time period.  The Board believes that continuation of trading of the Company’s shares on NASDAQ is in the best interests of stockholders and will implement a reverse split if it determines such is necessary to maintain the listing of its common shares on NASDAQ CM.

Possible Effects Of A Reverse Split. While a reverse split of the Company’s common stock will not change the inherent values of the Company’s common stock or the claims on the assets of the Company by each stockholder, stockholders may suffer a decline in the aggregate market value of their holdings of common shares after a reverse split due to trading strategies or market conditions.  Such declines are common for reasons that vary with different enterprises and market conditions, and cannot be predicted or measured with certainty.

Resolution Granting Board Authority. The following resolutions will be presented at the Annual Meeting to grant authority to the Board to authorize a reverse split of between 1:3 to 1:5, as determined by the Board.

RESOLVED, the Board of Directors of the Company shall have the authority to implement a reverse split of the shares of common stock of the Company to preserve the listing of the Company’s common stock on NASDAQ Capital Markets in a ratio of 1:3 to 1:5, as determined by the Board of Directors.
____________________________

Our Board recommends a vote for the grant of authority to the Board of Directors to implement a reverse split of the Company’s common stock in a ratio of between 1:3 and 1:5, as determined by the Board of Directors.
____________________________

PROPOSAL No. 5 — AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE OF UP TO 15,000,000 SHARES OF COMMON STOCK BELOW THE GREATER
OF A SHARE OF COMMON STOCK’S BOOK VALUE OR MARKET VALUE AT THE TIME OF ISSUANCE

Background

Our Board of Directors is currently contemplating initiating a private offering, exempt from registration pursuant to the provisions of Regulation D, with one or a limited number of third-party, accredited investors. It is possible that we will have initiated and/or closed such a potential offering by the time of the Annual Meeting, although such a potential offering may not occur at all. The contemplated private offering (the “Potential New Offering”) may consist of shares of either common stock, convertible preferred stock (“Convertible Preferred Stock”), convertible debt (“Convertible Debt”), and/or warrants to purchase common stock, aggregating up to 15,000,000 shares of common stock, to a limited number of third-party, accredited investors (the “New Investors”), and a number of common stock purchase warrants (the “New Investor Warrants”) that would entitle the holders to purchase additional shares of our common stock.  If initiated, the Potential New Offering will be made on terms deemed acceptable by our Board of Directors, which may include a Convertible Preferred Stock or Convertible Debt conversion price per share and a New Investor Warrant exercise price at below the greater of a share of our common stock’s book value or its market value at the time of issuance.

                If stockholders do not authorize the Potential New Offering, it may not be initiated. If the Potential New Offering is initiated and does close, as to which there can be no assurance, the initial gross proceeds are estimated to be up to approximately $6,000,000, exclusive of any proceeds from any exercise of the New Investor Warrants.  [Under the policy of NASDAQ Capital Markets (“NASDAQ CM”), the Potential New Offering must be closed within 90 days following stockholder approval or a subsequent approval of the stockholders may be deemed necessary by NASDAQ CM].

Need for Additional Financing

                As noted above, our Company has a need for additional financing. Unless (i) we have raised additional financing, or (ii) substantially improved our cash position, we will need to raise additional funds from the sale of our securities to implement our business plan.  Management believes that the initiation and closing of the Potential New Offering is in the best interest of the Company and its stockholders.

Need for Stockholder Approval

                If the Potential New Offering is initiated and closes, in order for the New Investors thereafter to be permitted to convert all of their Convertible Preferred Stock or Convertible Debt into shares of our common stock and to exercise all of their New Investor Warrants, or in order for us to sell more than approximately [6,000,000] shares of our common stock, our stockholders must have approved this Proposal 5.  Without stockholder approval, the shares of our common stock underlying the Convertible Preferred Stock, Convertible Debt and/or New Investor Warrants will be subject to listing approval on NASDAQ OMX and the 20% limitation as referenced above under Rule 5635(d) of the Company Guide of NASDAQ OMX.  As of the record date, we had [             ] shares of common stock outstanding. Accordingly, our proposed Potential New Offering is being submitted to the stockholders for approval in order to comply with NASDAQ OMX.

                As noted above, given current market conditions, we may need to reduce our outstanding debt and offer and sell shares of our common stock or other securities that are convertible into or exercisable for shares of common stock, at a sale price (or having a conversion price or exercise price) per share less than the greater of a share of our common stock’s book value or its market value at the time of issuance. If we do not obtain stockholder approval for this proposal, we may not be able to initiate and close the Potential New Offering.

                Notwithstanding stockholder approval of this proposal, the listing on NASDAQ CM of any of the 15,000,000 shares that we may issue following such stockholder approval will require NASDAQ CM approval of an application for the listing of these additional shares. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the 1934 Securities and Exchange Act or other NASDAQ CM requirements.

Increased Dilution

                The proposal being voted on at our Annual Meeting is related to the Potential New Offering. We would have approximately [            ] shares of common stock outstanding if all the Convertible Preferred Stock and/or Convertible Debt is converted into common stock and all the New Investor Warrants are exercised. You should, therefore, consider the potential dilution in determining whether to approve this proposal.

Potential Negative Effect on our Stock Price

                If Proposal 5 receives the necessary approval and we are authorized to issue up to 7,500,000 additional shares of our common stock upon the conversion of the Convertible Preferred Stock and/or Convertible Debt and the exercise of the New Investor Warrants, all of those shares will become eligible for sale in the public markets, after expiration of the six-month holding period required under Rule 144 of the Securities Act of 1933 and subject to the terms of the Potential New Offering. These shares could become eligible for resale in the public markets earlier if, subsequent to the sale of the Convertible Preferred Stock, Convertible Debt or common stock, we file a registration statement with the SEC covering the resale of the shares and such registration statement is declared effective. Any such sales, or the anticipation of the possibility of such sales, would represent an overhang on the market and could depress the market price of our common stock.

Vote Required; Board of Directors’ Recommendation

                The approval of our proposal to issue of up to 15,000,000 shares of common stock, or up to 15,000,000 shares of common stock upon conversion of yet to-be-issued Convertible Preferred Stock or Convertible Debt and the exercise of yet to-be-issued warrants at a potential issuance price per share below the greater of a share of our common stock’s book value or its market value at the time of issuance will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Resolution Granting Board Authority

The following resolution will be presented at the Annual Meeting to grant authority to the Board to issue up to 15,000,000 shares of common stock below the greater of a share of common stock’s book value or market value at the time of issuance:

RESOLVED, the Board of Directors of the Company shall have the authority to issue up to 15,000,000 shares of common stock at a price per share less than the greater of a share’s book value or market value at the time of issuance.
____________________________

Our Board recommends a vote FOR the grant of authority to the Board of Directors to issue up to 15,000,000 shares of common stock at a price per share below the greater of a share’s book value or market value at the time of issuance.
____________________________

PROPOSAL NO. 6 – APPROVAL OF 2012 STOCK INCENTIVE PLAN

The Plan.   As of March 1, 2012, there are 2,512,001 authorized but unissued options to purchase shares of common stock.

Our Board of Directors unanimously approved the 2012 Stock Incentive Plan (the “2012 plan”) on January 10, 2012, subject to stockholder approval at the 2012 Annual Meeting.  Our Board of Directors is requesting that our stockholders approve the 2012 Plan because of its belief that the 2012 Plan is in the Company’s interest and that of our stockholders.  The following summary of certain features of the 2012 Plan is qualified in its entirety by reference to the actual text of the 2012 Plan, which is attached as Annex C to this Proxy Statement.  If approved by the stockholders, the Compensation Committee or our Board of Directors may suspend or terminate the 2012 Plan at any time.

The 2012 Plan provides for the grant to employees, including executive officers, of restricted stock, as well as cash or other stock-based awards and other benefits.  The purpose of the 2012 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

A maximum of 5,000,000 shares of common stock may be issued and awarded under the 2012 Plan.  The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 300,000.  As of March 1, 2012 awards to purchase 220,000 shares of common stock under the 2012 Plan have been granted, subject to stockholder approval of the 2012 Plan

The 2012 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof.  Awards of restricted stock under the 2012 Plan may qualify for the “performance-based compensation” exception under Internal Revenue Code Section (the “IRC”) 162(m) pursuant to their expected terms.  Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award of the state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Unless the Compensation Committee determines otherwise, if a recipient of restricted stock ceases to have a relationship with our Company, non-vested shares of restricted stock shall be forfeited.  The Compensation Committee may grant cash awards at such times and in such amounts as it deems appropriate.  The Compensation Committee has the right to grant other stock-based awards, which may include the grant of common stock based on certain conditions, the payment of cash based on the market performance of our common stock and the grant of certain securities convertible into common stock.

With respect to awards of restricted stock, if no election is made under Section 83(b) of the IRC and repurchase rights of the shares are retained by us, a taxable event will occur on each date the participant’s ownership rights vest as to the number of shares that vest on that date, and the holding period for capital gains purposes will not commence until the date the shares vest.  Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.  Any income recognized by a participant, who is an employee, will be subject to employment taxes and income tax withholding by us out of the participant’s current compensation.  If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation.  We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.  The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.  If instead a Section 83(b) election is made not later than 30 days after the date of transfer, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.  Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the participant.  If the Section 83(b) election is made, the participant’s holding period for capital gains begins on the date of grant.  The Section 83(b) election is irrevocable.  If a section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.  We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the participant with respect to shares of restricted stock.

The foregoing is only a summary of certain federal income tax consequences of the 2012 Plan and is based on our understanding of present federal tax laws and regulations.

In the event of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or other distribution of our stock or property, or other change in our corporate structure, the Compensation Committee may, in its sole discretion, in order to prevent diminution or enlargement of a participant’s benefits under the 2012 Plan, substitute or adjust the number and class of shares that may be delivered under the 2012 Plan and/or the number, class and price of shares covered by an outstanding award.

If a change in control of the company occurs, then, to the extent permitted by applicable law, the surviving corporation may assume all awards then-outstanding under the 2012 Plan or substitute similar awards in lieu of awards granted under the 2012 Plan.  If a change in control occurs, the compensation committee may, among other things, provide for acceleration of benefits, lapsing of restrictions and vesting of benefits for any award that has been outstanding for at least six months, or provide for cash payments to be made to holders of certain awards and the cancellation of awards where the exercise price exceeds the fair market value of the shares.

Subject to the foregoing, the Compensation Committee has broad discretion to describe the terms and conditions applicable to awards granted under the 2012 Plan.  The Compensation Committee may at any time discontinue granting awards under the 2012 Plan or otherwise suspend, amend or terminate the 2012 Plan and may, with the consent of an award recipient, make such modifications of the terms and conditions of such recipient’s award as the Compensation Committee shall deem advisable.  The Compensation Committee may amend the 2012 Plan; provided, however, that no amendment shall be effective unless approved by stockholders if such approval is required under 162(m) of the IRC, Rule 16b-3 of the Exchange Act, the rules of the NASDAQ Stock Market or other applicable exchange, or applicable law.

Vote Required; Board of Director’s Recommendation

The approval of the 2012 Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.

____________________________

Our Board of Directors recommends that stockholders vote “FOR” approval and adoption of the
2012 Stock Incentive Plan.
____________________________

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the ownership of our common stock as of February 22,], 2012 by (i) each person known by the Company to own beneficially more than five percent (5%) of our common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation”); and (iv) all directors and executive officers of the Company as a group.

		Amount of
		Beneficial	Percent of
Name of Beneficial Owner (2)	Address of Beneficial Owner	Ownership (2)	Class (1)

Peter Hoffman (3)	8439 Sunset Boulevard, West Hollywood, CA 90069	363,800	1%

Katrin Hoffman (4)	136-144 New Kings Road, London SW6 4LZ	50,000	*
Elaine New (5)	136-144 New Kings Road, London SW6 4LZ	50,000	*
Robert Kaiser (6)	8439 Sunset Boulevard, West Hollywood, CA 90069	90,000	*
Hubert Gibbs (7)	136-144 New Kings Road, London SW6 4LZ	50,000	*
Dan Reardon (8)	8439 Sunset Boulevard, West Hollywood, CA 90069	50,000	*
Tony Hickox (9)	8439 Sunset Boulevard, West Hollywood, CA 90069	50,000	*

Total officers and directors as a group		703,800	2%

5% Stockholders
Palm Finance Corporation(11)	233 Wilshire Blvd, Suite 200, Santa Monica, CA 90401	8,341,667	20%
Seven Arts Pictures Plc. (10)	136-144 New Kings Road, London SW6 4LZ	2,000,000	6%
__________________
* Less than 1%

(1) As at February 22, 2012, 32,877,523 shares of common stock were issued and outstanding.

(2) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities and includes shares underlying convertible debentures, warrants and options that have been issued, granted and have vested and not been exercised and shares underlying options that will vest within the next 60 days only in respect to any person listed in the table.  Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all common stock shown as beneficially owned by him/her.

(3) Includes 163,800 shares of common stock owned of record by Seven Arts Pictures Inc., a private company controlled by Peter Hoffman. Of such shares, 140,000 are pledged to ApolloMedia GmBh, who has dispositive, but not voting, control. Also includes 150,000 shares of common stock owned of record by New Moon Pictures LLC, a private company controleled by Peter Hoffman. Such shares are pledged to Armadillo Investments Ltd. Also includes 50, 000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(4) Represents 50,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(5) Represents 50,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(6) Represents 15,000 shares of common stock held of record and 75,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(7) Represents 50,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(8) Represents 50,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(9) Represents 50,000 shares of common stock underlying options that are exercisable within 60 days of this proxy statement.

(10) The Company issued 2,000,000 shares to our reporting predecessor, Seven Arts Pictures Plc., in connection with our asset transfer transaction.
(11) Represents 8,336,846 shares of common stock  underlying the 125,125 par value $10 Series A preference shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent (10%) beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Executive Compensation

2011 Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the indicated fiscal year, to the Chief Executive Officer and Chief Financial Officer.

2011 Director Compensation

Our Board is responsible for consideration and determination of director compensation.

Officer and Director Compensation

				Long-Term Compensation
				Awards		Payouts
					Shares/
					Units
			Other	Securities Under	Subject to
	Annual Compensation		Annual	Option/	Resale		All Other
Name	Salary ($)	Bonus ($)	Compensation ($)	SAR’s Granted (#)	Restrictions ($)	LTIP Pay outs ($)	Compensation ($)
Peter Hoffman	500,000	-	-	100,000	-	-	-
Elaine New	225,000	-	-	100,000	-	-	-

Executive Officer Employment Agreements

We have an employment agreement with Peter Hoffman pursuant to which he will act as our CEO until December 31, 2013.  In connection with that employment agreement, we have granted Mr. Hoffman:

•	the right to sole responsibility for creative and business decisions regarding motion pictures we develop and produce,

•	a right of first refusal to produce remakes, sequels or prequels of motion pictures produced by Mr. Hoffman and acquired by us or any motion picture produced by us during his employment,

•	an annual salary of $500,000 per year plus bonuses, expenses and a signing option and

•
a right upon termination without cause to a lump sum payment of approximately $1,500,000, an assignment of all projects in development during the term of his employment and any amounts due upon such compensation as an excise tax.

We have an employment agreement with Kate Hoffman pursuant to which she will act as our COO ad infinitum at a salary of $85,000 per year plus bonuses and expenses.  Ms. Hoffman’s contract contains a “non-compete” clause pursuant to which she will be excluded from competing against us for 6 months following the date of her termination.

We have an employment agreement with Elaine New pursuant to which she will act as an executive director ad infinitum at a salary of $225,000 (£150,000) per year plus bonuses and expenses.  Ms. New’s contract contains a “non-compete” clause pursuant to which she will be excluded from competing against us for 6 months following the date of her termination.

All of the employment agreements grant us a right to injunctive relief if the respective employee breaches the agreement.  With the exception of Ms. Hoffman’s and Ms. New’s agreements, the employment agreements do not contain “non-compete” clauses.

Director Compensation

Anthony Hickox will receive approximately $1,500 per meeting attended.

Robert Kaiser will receive $1,500 per month per meeting attended.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information on all restricted stock, stock options and SAR awards (if any) held by our named executive officers (“NEOs”) as of February 28, 2012.

Name	Number of Options Granted	% Of Total Options Granted on Grant Date	Exercise Price per Share	Grant Date	Expiration Date	Mkt. Value of Securities Underlying Options on Date of Grant
Peter Hoffman	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Elaine New	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Katrin Hoffman	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Robert Kaiser	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Dan Reardon	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Hubert Gibb	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Anthony Hickox	50,000	100%	$0.44	14/10/2011	13/10/2016	$0.44
Peter Hoffman	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Elaine New	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Katrin Hoffman	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Robert Kaiser	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Dan Reardon	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Hubert Gibb	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Anthony Hickox	50,000	100%	$0.39	06/12/2011	05/12/2016	$0.39
Robert Kaiser	50,000		$0.89	01/09/2011	31/08/2016	$0.89
Total Granted	750,000

1) 50% of the options vest on December 31, 2011
2) 50% of the options vest on December 31, 2012

2011 Director Compensation

Our Board is responsible for consideration and determination of director compensation.

Officer and Director Compensation

				Long-Term Compensation
				Awards		Payouts
					Shares/
					Units
			Other	Securities Under	Subject to
	Annual Compensation		Annual	Option/	Resale		All Other
Name	Salary ($)	Bonus ($)	Compensation ($)	SAR’s Granted (#)	Restrictions ($)	LTIP Pay outs ($)	Compensation ($)
Peter Hoffman	500,000	-	-	100,000	-	-	-
Elaine New	225,000	-	-	100,000	-	-	-
Kate Hoffman	78,000	-	-	100,000	-	-	-
Other Directors as a Group	36,000	-	-	450,000	-	-	-

OTHER MATTERS

We participate in a procedure known as “householding.”  This means that if you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice.  Pursuant to the SEC rules, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice for your household, please contact our Corporate Secretary at Seven Arts Entertainment Inc., 8439 Sunset Boulevard, Suite 402, West Hollywood, CA 90069, Attn: ______________ or by telephone at (323) 372-3080.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please contact our Corporate Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

The Board knows of no other matters that will be presented for consideration at our Annual Meeting.  However, if other matters are properly brought before the meeting, the proxy holders will vote your shares in their discretion.

A COPY OF THE COMPANY’S PREDECESSOR’S ANNUAL REPORT ON FORM 20-F WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: SEVEN ARTS ENTERTAINMENT INC., 8439 SUNSET BOULEVARD, SUITE 402, WEST HOLLYWOOD, CA 90069, ATTENTION: PETER HOFFMAN.

By Order of the Board,

Peter M. Hoffman
Chief Executive Officer

Appendix A

SEVEN ARTS ENTERTAINMENT INC.
AUDIT COMMITTEE CHARTER

Committee Role

The committee’s role is to act on behalf of the board of directors and oversee all material aspects of the company’s financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to the stockholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel and other committee advisors.

Committee Membership

The committee shall consist of three board members of which two of the board members must be independent, non-executive board members. Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee’s sole discretion.

At least one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board. The committee chairperson shall be selected by the committee members.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications

The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues.

Education/Orientation

The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, the individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan

The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the “primary committee responsibilities” detailed herein. The annual plan shall be reviewed and approved by the full board.

Meeting Agenda

Committee meeting agendas shall be the responsibility of the committee chair, with input from the committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs

The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least 3 business days in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources

The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its’ responsibilities.

Meeting Attendees

The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee’s responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management’s attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency

The committee shall meet at least semi-annually. Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors

The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director’s meeting.

Self-Assessment

The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

Committee Responsibilities

Financial Reporting

●	Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.

●
Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors’ views, and the basis for audit conclusions.

●	Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.

●	Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risks and Controls

●	Review and assess the company’s business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.

●
Review and assess the company’s system of internal controls for detecting accounting and financial reporting errors, frauds and defalcations, legal violations, and noncompliance with the corporate code of conduct. In that regard, review the related findings and recommendations of the external and internal auditors, together with management’s responses.

●	Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

External Auditors

●	Recommend the selection of the external auditors for approval by the board of directors.

●
Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the stockholders.  In that regard, confirm that the external auditors report all relevant issues to the committee in response to agreed-upon expectations.

●	Review the performance of the external and internal auditors.

●
Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or on audit services that may affect their objectivity or independence.

●
Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

●
Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

●
Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.

●
Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

Other

●	Review and update the committee’s charter.

●	Review and update the company’s code of conduct.

●	Review and approve significant conflicts of interest and related party transactions.

●
Conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

Annex B

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation: SEVEN ARTS ENTERTAINMENT INC.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV of the articles of incorporation, as amended, is hereby amended to read in its entirety as follows:

Article III

The aggregate number of shares which the corporation shall have the authority to issue is 250,000,000 shares of capital stock at $0.01 par value per share.

3.	Effective date of filing:

4.	Signature: (required)

X
Signature of Officer	Title

B-1

PROXY	PROXY

SEVEN ARTS ENTERTAINMENT INC.

Annual Meeting of Stockholders

April [  ], 2012

9:00 a.m. local time

Seven Arts Entertainment Inc.

8439 Sunset Blvd., Suite 402

West Hollywood, CA 90069

The undersigned hereby appoints Peter Hoffman and Elaine New, and each of them, as Proxies of the undersigned with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Seven Arts Entertainment Inc. held of record by the undersigned on March [  ], 2012 at the Annual Meeting of Stockholders of Seven Arts Entertainment Inc. to be held April [  ], 2012, or at any adjournment of postponement thereof.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE THIS PROXY CARD, SIGN, DATE, DETACH AND

RETURN IN THE ENCLOSED ENVELOPE.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held April [  ], 2012.  The Proxy Statement and our 2011 Annual
Report to Stockholders are available at: www.proxyease.com/sevenarts/2012.

PLEASE MARK VOTES AS IN THIS EXAMPLE:	☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2, 3, 4 and 5. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4 and 5 if no specification is made.

☐ I/We do plan to attend the 2012 Annual Meeting of Stockholders.	1.	Election of Directors	FOR	WITHHOLD
		01 Peter Hoffman	☐	☐
		02 Elaine New	☐	☐
		03 Katrin Hoffman	☐	☐
		04 Hubert Gibbs	☐	☐
		05 Daniel Reardon	☐	☐
		06 Tony Hickox 07 Robert Kaiser	☐ ☐	☐ ☐
			FOR	AGAINST	ABSTAIN
	2.	Ratification of Independent Registered Public Accounting Firm. Ratification of the selection of Hall & Co. as the independent registered public accounting firm for the Company for 2011.	☐	☐	☐

3.
Approval of Amendment To Articles. To approve an amendment to our amended articles of incorporation to increase the number of shares of capital stock authorized for issuance from 49,750,000 shares to 250,000,000 shares.
			☐	☐	☐

	4.	Amortization of Board To Implement A Reverse Split. To authorize the Board of Directors to implement a reverse split of the Company’s common stock in a ratio between 1:3 to 1:5.	☐	☐	☐

	5.	Authorize the Potential Issuance of Up to 15,000,000 Shares of Common Stock Below the Greater of a Share of Common Stock’s Book Value Or Market Value a Time of Issuance. To authorize the Board of Directors to authorize the issuance of up to 15,000,000 shares of common stock below the greater of each share’s book value or market value on the date of issuance.	☐	☐	☐

	6.	Approval of 2012 Performance And Equity Incentive Plan. To approve the 2012 Performance and Equity Incentive Plan as adopted by the Board of Directors.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

You can vote in one of three ways:
1) By Internet,  2) By Telephone,  3) By Mail

See below for instructions.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.proxyease.com	Call 1 (866) 437-4675

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

CONTROL NUMBER